Exhibit (14)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Variable Insurance Products Fund II: VIP Growth Stock Portfolio, of our report dated February 14, 2014, on the financial statements and financial highlights included in the December 31, 2013 Annual Report to Shareholders of Variable Insurance Products Fund II: VIP Growth Stock Portfolio.

We further consent to the references to our Firm under the headings "Experts" and "Additional Information About the Funds" in the Proxy/Prospectus and to the references to our Firm under the headings "Financial Highlights" in the April 30, 2014 Prospectuses and "Independent Registered Public Accounting Firm" in the April 30, 2014 Statements of Additional Information for Variable Insurance Products Fund II: VIP Growth Stock Portfolio, which are also incorporated by reference into the Proxy/Prospectus.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
____________________________
Boston, Massachusetts
January 14, 2015